Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael G. Hanna, Jr., Ph.D., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Vaccinogen, Inc. on Form 10-K for the period ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Vaccinogen, Inc.

Date: March 28, 2014

By:	/s/ Michael G. Hanna, Jr., Ph.D.
Name:	Michael G. Hanna, Jr., Ph.D.
Title:	Chief Executive Officer

I, Andrew Tussing, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Vaccinogen, Inc. on Form 10-K for the period ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Vaccinogen, Inc.

Date: March 28, 2014

By:	/s/ Andrew Tussing
Name:	Andrew Tussing
Title:	Acting Chief Financial Officer